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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-79195) of Fruit of the Loom, Inc. and in the related Prospectus of our report dated February 15, 2000 except for "Subsequent Event" note as to which the date is March 31, 2000, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended January 1, 2000.




                                            Ernst & Young LLP


Chicago, Illinois
April 11, 2000